EXHIBIT 10.1





                               VOTING AGREEMENT

                                 by and among

                            DRS Technologies, Inc.,

                             IDT Holding, L.L.C.,

                        The Veritas Capital Fund, L.P.

                                      and

                      Veritas Capital Management, L.L.C.,

                          dated as of August 15, 2003




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                               VOTING AGREEMENT

               This Voting Agreement (this "Agreement") is entered into as of August 15, 2003, by and among DRS Technologies, Inc., a Delaware corporation ("Parent"), Veritas Capital Management, L.L.C., a Delaware limited liability company ("Capital Management"), The Veritas Capital Fund, L.P., a Delaware limited partnership of which Capital Management is the sole general partner ("Capital Fund"), and IDT Holding, L.L.C., a Delaware limited liability company in which Capital Fund owns 86.4% of the membership interests and is the sole manager ("IDT Holding," and, collectively with Capital Management and Capital Fund, the "Stockholders"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 15, 2003, among Parent, MMC3 Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Integrated Defense Technologies, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

               WHEREAS, as of the date hereof, the Stockholders "beneficially own" (as such term is defined in Rule 13d-3 promulgated under the Exchange
Act) (including entitlement to dispose of (or to direct the disposition of) and to vote (or to direct the voting of)) 11,750,992 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is directly or indirectly acquired by any Stockholder until the termination of this Agreement pursuant to the terms hereof, are collectively referred to herein as the "Subject Shares");

               WHEREAS, simultaneously herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the "Merger"); and

               WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Stockholders are executing this Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.1   Other Definitions. For purposes of this Agreement:

            (a) "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            (b) "Person" means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, other entity or group.

            (c) "Representative" means, with respect to any particular Person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representative of such Person.

                                  ARTICLE II

                    VOTING AGREEMENT AND IRREVOCABLE PROXY

         Section 2.1 Agreement to Vote the Subject Shares.

            (a) From and after the date hereof, at any meeting of the Company's stockholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of the Company's stockholders, the Stockholders shall vote (or cause to be voted) all of the Subject Shares:

                (i) in favor of the adoption and approval of the terms of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof);

                (ii) against any action, proposal, transaction or agreement that would directly or indirectly result in a breach of any covenant, representation, warranty or other obligation or agreement of the Company set forth in the Merger Agreement or of the Stockholders set forth in this Agreement; and

                (iii) except with the prior written consent of Parent, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any Alternative Proposal; (B) any change in the persons who constitute the board of directors of the Company; (C) any material change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws; (D) any other material change in the Company's corporate structure or business; or (E) any other action or proposal involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.

            (b) Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate or be inconsistent with the provisions and agreements set forth in this Article II.

         Section 2.2 Grant of Proxy. Each Stockholder hereby appoints
Parent and any designee of Parent, and each of them individually, as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. The Stockholders shall promptly cause a copy of this Agreement to be deposited with the Company at its principal place of business. Each Stockholder shall take such further action or execute such other instruments as may be necessary under applicable Law to effectuate the intent of this proxy.

         Section 2.3 Irrevocability of Proxy. The proxy and power of attorney granted pursuant to this Article 2 by the Stockholders shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted thereby. The power of attorney granted by the Stockholders herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of the Stockholders. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

                                 ARTICLE III

                        STANDSTILL AND NO-SOLICITATION

         Section 3.1 Standstill. The Stockholders hereby agree that, from and after the date hereof, the Stockholders and their Affiliates shall not, directly or indirectly, unless (i) specifically requested by Parent or (ii) expressly contemplated by the terms of this Agreement or the Merger Agreement:

            (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer"), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Subject Shares;

            (b) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire Common Stock or any other securities of the Company, or any assets of the Company or any subsidiary or division thereof;

            (c) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote (including by consent), or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company (including, without limitation, by making publicly known your position on any matter presented to stockholders), other than to recommend that stockholders of the Company vote in favor of the Merger and the Merger Agreement;

            (d) submit to the Company any stockholder proposal under Rule 14a-8 under the Exchange Act;

            (e) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets;

            (f) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the foregoing;

            (g) seek in any way, directly or indirectly, to have any provision of this Section 3.1 amended, modified or waived; or

            (h) otherwise take, directly or indirectly, any actions with the purpose or effect of avoiding or circumventing any provision of this Section
3.1 or which could reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the transactions contemplated by the Merger Agreement or its ability to perform its obligations under this Agreement.

         Section 3.2 Dividends, Distributions, Etc. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

         Section 3.3 Alternative Proposals. (a) The Stockholders shall not, and they shall cause their Representatives not to, directly or indirectly initiate, solicit, or knowingly encourage any inquiries or the making or implementation of any Alternative Proposal or participate in any discussions or negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. Notwithstanding the foregoing, in connection with any Alternative Proposal, the Stockholders may provide information and engage in discussions with the Person making the Alternative Proposal to the same extent as the Company is permitted to engage in discussions and provide information pursuant to Section 5.1(a) of the Merger Agreement; provided, that a copy of any information provided by the Stockholders with respect to such Acquisition Proposal is simultaneously provided to Parent if it has not previously been furnished or made available to Parent, but the Stockholders shall not be subject to the requirements of clauses (w), (x), and (y) of Section 5.1(a) of the Merger Agreement.

            (b) The Stockholders shall promptly advise Parent of any request for information or the submission or receipt of any Alternative Proposal, or any inquiry with respect to or which could lead to any Alternative Proposal, the material terms and conditions of such request, Alternative Proposal or inquiry, and the identity of the Person making any such request, Alternative Proposal or inquiry and its response or responses thereto. The Stockholders shall keep Parent fully informed on a prompt basis of the status and details (including amendments or proposed amendments) of any such request, Alternative Proposal or inquiry, to the extent such Stockholders have knowledge thereof. The Stockholders shall promptly provide to Parent copies of all written correspondence or other written material, including material in electronic form, between the Stockholders and any Person making any such request, Alternative Proposal or inquiry. The Stockholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

            (c) The Stockholders agree that they will promptly inform their and their Affiliates' Representatives of the obligations undertaken in this
Article 3.

            (d) Notwithstanding the foregoing, each individual who is both (i) a Representative of any Stockholder and (ii) a Representative of the Company shall be entitled to take any action with respect to any Acquisition Proposal solely in its capacity as a Representative of the Company that it would otherwise be permitted to take in the absence of this Section 3.3.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         The Stockholders hereby represent and warrant, jointly and severally, to Parent as follows:

         Section 4.1 Due Organization, etc. Each Stockholder is duly organized and validly existing under the Laws of the jurisdiction of formation. Each Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Stockholder have been duly authorized by all necessary action on the part of such Stockholder.

         Section 4.2 Ownership of Shares. The Stockholders beneficially own 11,750,992 shares of Common Stock as of the date hereof, of which IDT Holding is the record owner. As of the date hereof, IDT Holding is the lawful owner of such shares of Common Stock. The Stockholders have the sole power to vote (or cause to be voted) such shares of Common Stock. IDT Holding has good and valid title to the Common Stock, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

         Section 4.3 No Conflicts. (i) No filing with any Governmental Entity and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by the Stockholders and the consummation by the Stockholders of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholders, the consummation by any Stockholder of the transactions contemplated hereby or compliance by any Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of any Stockholder, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which any Stockholder is a party or by which any Stockholder or any of the Subject Shares or the Stockholder's assets may be bound, or (C) violate any applicable Law, except for any of the foregoing as does not and could not reasonably be expected to impair any Stockholder's ability to perform its obligations under this Agreement.

         Section 4.4 Reliance by Parent. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

                                  ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Stockholders as follows:

         Section 5.1 Due Organization, etc. Parent is a company duly organized and validly existing under the Laws of the jurisdiction of its incorporation. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary action on the part of Parent.

         Section 5.2 Conflicts. (i) No filing with any governmental authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of Parent, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound, or (C) violate any applicable Law, except for any of the foregoing as does not and could not reasonably be expected to impair Parent's ability to perform its obligations under this Agreement.

                                  ARTICLE VI

                                  TERMINATION

         Section 6.1 Termination.

            (a) Subject to Section 6.1(b), this Agreement shall terminate and none of Parent or any Stockholder shall have any rights or obligations hereunder upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and the Stockholders, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms.

            (b) Notwithstanding the foregoing, (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement, and (ii) Section 7.1 and Sections 7.3 through 7.15, inclusive, of this Agreement shall survive the termination of this Agreement.

                                 ARTICLE VII

                                 MISCELLANEOUS

         Section 7.1 Appraisal Rights. To the extent permitted by applicable Law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable Law.

         Section 7.2 Publication. The Stockholders hereby permit Parent to publish and disclose in the Proxy Statement and Registration Statement (including all documents and schedules filed with the SEC) their identity and ownership of shares of Common Stock and the nature of their commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to the prior review and comment by the Stockholders and their advisors.

         Section 7.3 Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

         Section 7.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile (but only if the appropriate facsimile transmission confirmation is received), to the applicable party at the following addresses or facsimile numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

           If to Parent to:

           DRS Technologies, Inc.
           5 Sylvan Way
           Parsippany, NJ 07054
           Attention:   Nina L. Dunn, Esq.
           Telephone:   (973) 898-6020
           Facsimile:   (973) 898-0952

           with a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           Four Times Square

           New York, New York 10036
           Attention:   Jeffrey W. Tindell, Esq.
           Telephone:   (212) 735-3380
           Facsimile:   (917) 777-3380

           If to the Stockholders, to:
           Veritas Capital Management, L.L.C.
           660 Madison Avenue
           New York, New York 10021
           Attention:   Robert B. McKeon
           Telephone:   (212) 688-0020
           Facsimile:   (212) 688-9411

           with a copy to:

           Winston & Strawn LLP
           200 Park Avenue
           New York, New York 10166

           Attention:   Benjamin M.  Polk, Esq.
           Telephone:   (212) 294-6700
           Facsimile:   (212) 294-4700

         Section 7.5 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties. Any attempt to make any such assignment without such consent shall be null and void, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Parent of its obligations hereunder. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

         Section 7.6 Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the parties hereto or their respective permitted successors and assigns any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

         Section 7.7 Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

         Section 7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of Laws. Each of Parent and the Stockholders hereby irrevocably and unconditionally: (i) consents to submit to the exclusive jurisdiction of the Delaware Courts for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts),
(ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto irrevocably waive any and all rights to trial by jury in any proceedings arising out of or related to this Agreement or the transactions contemplated hereby.

         Section 7.9 Fee and Expenses. Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         Section 7.10 Headings. Headings of the articles and sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         Section 7.11 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

         Section 7.12 Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section 7.13 Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 7.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at Law or in equity.

         Section 7.15 Counterparts. This Agreement may be executed by the parties hereto in two or more separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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               IN WITNESS WHEREOF, each of Parent and each Stockholder has caused this Agreement to be duly executed as of the day and year first above written.

                                            DRS TECHNOLOGIES, INC.

                                            By:   /s/ Mark S. Newman
                                                  ---------------------------
                                                  Name:  Mark S. Newman
                                                  Title: Chairman, President and
                                                         Chief Executive Officer

                                            VERITAS CAPITAL MANAGEMENT, L.L.C.

                                            By:   /s/ Robert B. McKeon
                                                  ---------------------------
                                                  Name:  Robert B. McKeon
                                                  Title: Authorized Signatory

                                            THE VERITAS CAPITAL FUND, L.P.

                                            By:    /s/ Robert B. McKeon
                                                  ---------------------------
                                                  Name:  Robert B. McKeon
                                                  Title: Authorized Signatory

                                            IDT HOLDING, L.L.C.

                                            By:    /s/ Robert B. McKeon
                                                  ---------------------------
                                                  Name:  Robert B. McKeon
                                                  Title: Authorized Signatory